SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                       AMERICAN TOWER SYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)

                    Delaware                             65-0598206
(State of incorporation or organization)   (I.R.S. Employer  Identification No.)

116 Huntington Avenue, Boston, Massachusetts                  02116
(Address of principal Executive offices)                   (Zip Code)



If this form relates to the              If this form relates to the
registration of a class of securities    registration of a class of securities
pursuant to Section 12(b) of the         pursuant to Section 12(g) of the
Exchange Act and is effective            Exchange Act and is effective
pursuant to General Instruction          pursuant to General Instruction
A.(c), please check the following        A.(d), please check the following
box. /X/                                 box.  / /

Securities Act registration statement file number to
which this form relates:      333-46025

Securities to be registered pursuant to Section 12(b) of the Act:

 Title of each class                         Name of each exchange on which
 to be so registered                         each class is to be registered

Class A Common Stock,                        New York Stock Exchange
$.01 par value

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

Item 1. Description of Registrant's Securities to be Registered

         Those portions of Registrant registration statement on Form S-4, File No. 333-46025, as declared effective by the Securities and Exchange Commission on February 17, 1998 (the "Registration Statement"), set forth under the caption "Description of American Tower Systems Capital Stock" are incorporated herein by reference.

Item 2. Exhibits

         1. All exhibits required by Instructions to Item 2 have been supplied to the New York Stock Exchange.



                                   SIGNATURES


           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  AMERICAN TOWER SYSTEMS CORPORATION
                                  (Registrant)


                                  By: /s/ Justin D. Benincasa
                                       Name: Justin D. Benincasa
                                       Title: Vice President and
                                              Corporate Controller

Dated: June 4, 1998